Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
USA Biomass Corporation


We consent to the incorporation by reference in this registration statement on Form S-8 of our report on our audits of the financial statements of USA Biomass Corporation, formerly named AMCOR Capital Corporation ("Company") contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Commission on March 8, 1999.



/s/ Kelly & Company
--------------------------
Kelly & Company
Newport Beach, California
December 20, 1999